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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-76455, 33-50528, 333-20843, 333-32425, 333-35842, 333-86973 and
333-74770) and Form S-3 (Nos. 333-61796, 333-66646 and 333-87160) of EMS
Technologies, Inc. of our report dated January 24, 2003 with respect to the consolidated financial statements of EMS Technologies Canada, Ltd. included in or incorporated by reference in this Annual Report (Form 10-K) of EMS Technologies, Inc. for the year ended December 31, 2002.



                                                          /s/ Ernst & Young LLP
                                                          Chartered Accountants

March 24, 2003
Ottawa, Canada